                               BUSINESS LOAN AGREEMENT

BORROWER:     TELETECH TELECOMMUNICATIONS, INC., TELETECH TELESERVICES, INC.,
              AND TELETECH HOLDINGS, INC.
              2130 HOLLYWOOD WAY
              BURBANK, CA  91504

LENDER:       FIRST INTERSTATE BANK OF CALIFORNIA
              FLAIR IND. PARK REGIONAL COMMERCIAL BANKING OFFICE
              9000 FLAIR DRIVE
              EL MONTE, CA  91731


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THIS BUSINESS LOAN AGREEMENT BETWEEN TELETECH TELECOMMUNICATIONS, INC., TELETECH
TELESERVICES, INC., AND TELETECH HOLDINGS, INC. ("BORROWER") AND FIRST
INTERSTATE BANK OF CALIFORNIA ("LENDER") IS MADE AND EXECUTED ON THE FOLLOWING TERMS AND CONDITIONS. BORROWER HAS RECEIVED PRIOR COMMERCIAL LOANS FROM LENDER OR HAS APPLIED TO LENDER FOR A COMMERCIAL LOAN OR LOANS AND OTHER FINANCIAL ACCOMMODATIONS, INCLUDING THOSE WHICH MAY BE DESCRIBED ON ANY EXHIBIT OR
SCHEDULE ATTACHED TO THIS AGREEMENT. ALL SUCH LOANS AND FINANCIAL ACCOMMODATIONS, TOGETHER WITH ALL FUTURE LOANS AND FINANCIAL ACCOMMODATIONS FROM LENDER TO BORROWER, ARE REFERRED TO IN THIS AGREEMENT INDIVIDUALLY AS THE "LOAN" AND COLLECTIVELY AS THE "LOANS." BORROWER UNDERSTANDS AND AGREES THAT: (A) IN GRANTING, RENEWING, OR EXTENDING ANY LOAN, LENDER IS RELYING UPON BORROWER'S REPRESENTATIONS, WARRANTIES, AND AGREEMENTS, AS SET FORTH IN THIS AGREEMENT;
(B) THE GRANTING, RENEWING, OR EXTENDING OF ANY LOAN BY LENDER AT ALL TIMES
SHALL BE SUBJECT TO LENDER'S SOLE JUDGMENT AND DISCRETION; AND (C) ALL SUCH LOANS SHALL BE AND SHALL REMAIN SUBJECT TO THE FOLLOWING TERMS AND CONDITIONS OF THIS AGREEMENT.

TERM. This Agreement shall be effective as of MARCH 29, 1996, and shall continue thereafter until all Indebtedness of Borrower to Lender has been performed in full or until MAY 31, 1998, whichever is later.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

AGREEMENT. The word "Agreement" means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.
BORROWER. The word "Borrower" means Teletech Telecommunications, Inc., Teletech Teleservices, Inc., and Teletech Holdings, Inc.. The word "Borrower" also includes, as applicable, all subsidiaries and affiliates of Borrower as provided below in the paragraph titled "Subsidiaries and Affiliates."
CERCLA. The word "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
COLLATERAL. The word "Collateral" means and includes without limitation all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.
ERISA. The word "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.
EVENT OF DEFAULT. The words "Event of Default" mean and include without limitation any of the Events of Default set forth below in the section titled "EVENTS OF DEFAULT."
GRANTOR. The word "Grantor" means and includes without limitation each and all of the persons or entities granting a Security Interest in any Collateral for the Indebtedness, including without limitation all Borrowers granting such a Security Interest.
GUARANTOR. The word "Guarantor" means and includes without limitation each and all of the guarantors, sureties, and accommodation parties in connection with any Indebtedness.
INDEBTEDNESS. The word "Indebtedness" means and includes without limitation all Loans, together with all other obligations, debts and liabilities of Borrower to Lender, or any one or more of them, as well as all claims by Lender against Borrower, or any one or more of them; whether now or hereafter existing, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable individually or jointly with others; whether Borrower may be obligated as a guarantor, surety, or otherwise; whether recovery upon such Indebtedness may be or hereafter may become barred by any statute of limitations; and whether such Indebtedness may be or hereafter may become otherwise unenforceable.
LENDER. The word "Lender" means First Interstate Bank of California, its successors and assigns.

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LOAN.  The word "Loan" or "Loans" means and includes without limitation any and all commercial loans and financial accommodations from Lender to Borrower, whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.
NOTE. The word "Note" means and includes without limitation Borrower's promissory note or notes, if any, evidencing Borrower's Loan obligations in favor of Lender, as well as any substitute, replacement or refinancing note or notes therefor.
PERMITTED LIENS. The words "Permitted Liens" mean: (a) liens and security interests securing Indebtedness owed by Borrower to Lender; (b) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (c) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (d) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled "Indebtedness and Liens"; (e) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; and (f) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower's assets.

RELATED DOCUMENTS. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.
SECURITY AGREEMENT. The words "Security Agreement" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.
SECURITY INTEREST. The words "Security Interest" mean and include without limitation any type of collateral security, whether in the form of a lien, charge, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.
SARA. The word "SARA" means the Superfund Amendments and Reauthorization Act of 1986 as now or hereafter amended.

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender's obligation to make the initial Loan Advance and each subsequent Loan Advance under this Agreement shall be subject to the fulfillment to Lender's satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

LOAN DOCUMENTS. Borrower shall provide to Lender in form satisfactory to Lender the following documents for the Loan: (a) the Note, (b) Security Agreements granting to Lender security interests in the Collateral, (c) Financing Statements perfecting Lender's Security Interests; (d) evidence of insurance as required below; and (e) any other documents required under this Agreement or by Lender or its counsel.
BORROWER'S AUTHORIZATION. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents, and such other authorizations and other documents and instruments as Lender or its counsel, in their sole discretion, may require.
PAYMENT OF FEES AND EXPENSES. Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document.
REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.
NO EVENT OF DEFAULT. There shall not exist at the time of any advance a condition which would constitute an Event of Default under this Agreement.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of Loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

ORGANIZATION. Borrower is a corporation which is duly organized, validly existing, and in good standing under the laws of the state of Borrower's incorporation and is validly existing and in good standing in all states in which Borrower is doing business. Borrower has the full power and authority to own its properties and to transact the businesses in which it is presently engaged or presently proposes to engage. Borrower also is duly qualified as a foreign corporation and is in good standing in all states in which the failure to so qualify would have a material adverse effect on its businesses or financial condition.
AUTHORIZATION. The execution, delivery, and performance of this Agreement and all Related Documents by Borrower, to the extent to be executed, delivered or performed by Borrower, have been duly authorized by all necessary action by Borrower; do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with, result in a violation of, or constitute a default under (a) any provision of its articles of incorporation or organization, or bylaws, or any agreement or other instrument binding upon Borrower or (b) any law, governmental regulation, court decree, or order applicable to Borrower.
FINANCIAL INFORMATION. Each financial statement of Borrower supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.
LEGAL EFFECT. This Agreement constitutes, and any instrument or agreement required hereunder to be given by Borrower when delivered will constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.
PROPERTIES. Except as contemplated by this Agreement or as previously disclosed in Borrower's financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower's properties are titled in Borrower's legal name, and Borrower has not used, or filed a financing statement under, any other name for at least the last five (5) years.
HAZARDOUS SUBSTANCES. The terms "hazardous waste," "hazardous substance," "disposal," "release," and "threatened release," as used in this Agreement, shall have the same meanings as set forth in the "CERCLA," "SARA," the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 49 U.S.C. Section 6901, et seq., Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. Except as disclosed to and approved by Lender in writing, Borrower represents and warrants that: (a) During the period of Borrower's ownership of the properties, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance by any person on, under, or about any of the properties. (b) Borrower has no knowledge of, or reason to believe that there has been (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance by any prior owners or occupants of any of the properties, or (ii) any actual or threatened litigation or claims of any kind by any person relating to such matters. (c) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the properties shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, or about any of the properties; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation those laws, regulations and ordinances described above. Borrower authorizes Lender and its agents to enter upon the properties to make such inspections and tests as Lender may deem appropriate to determine compliance of the properties with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower's expense and for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower's due diligence in investigating the properties for hazardous waste. Borrower hereby
(a) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Borrower's ownership or interest in the properties, whether or not the same was or should have been known to Borrower. The provisions of this section of the Agreement, including the obligation to indemnify, shall survive the payment of the Indebtedness and the termination or expiration of this Agreement and shall not be affected by Lender's acquisition of any interest in any of the properties, whether by foreclosure or otherwise.
LITIGATION AND CLAIMS. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and approved by Lender in writing.
TAXES. To the best of Borrower's knowledge, all tax returns and reports of Borrower that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.
LIEN PRIORITY. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower's Loan and Note, that would be prior or that may in any way be superior to Lender's Security Interests and rights in and to such Collateral.
BINDING EFFECT. This Agreement, the Note, all Security Agreements directly or indirectly securing repayment of Borrower's Loan and Note and all of the Related Documents are binding upon Borrower as well as upon Borrower's successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.
COMMERCIAL PURPOSES. Borrower intends to use the Loan proceeds solely for business or commercial related purposes.
EMPLOYEE BENEFIT PLANS. Each employee benefit plan as to which Borrower may have any liability complies in all material respects with all applicable requirements of law and regulations, and (i) no Reportable Event nor Prohibited Transaction (as defined in ERISA) has occurred with respect to any such plan,
(ii) Borrower has not withdrawn from any such plan or initiated steps to do so, and (iii) no steps have been taken to terminate any such plan.
LOCATION OF BORROWER'S OFFICES AND RECORDS. Borrower's place of business, or Borrower's Chief executive office, if Borrower has more than one place of business, is located at 2130 Hollywood Way, Burbank, CA 91504. Unless Borrower has designated otherwise in writing this location is also the office or offices where Borrower keeps its records concerning the Collateral.
INFORMATION. All information heretofore or contemporaneously herewith furnished by Borrower to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Borrower to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified;

and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.
SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Borrower understands and agrees that Lender, without independent investigation, is relying upon the above representations and warranties in extending Loan Advances to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, while this Agreement is in effect, Borrower will:

LITIGATION. Promptly inform Lender in writing of (a) all material adverse changes in Borrower's financial condition, and (b) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.
FINANCIAL RECORDS. Maintain its books and records in accordance with generally accepted accounting principles, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times. FINANCIAL STATEMENTS. Furnish Lender with, as soon as available, but in no event later than one hundred twenty (120) days after the end of each fiscal year, Borrower's balance sheet and income statement for the year ended, compiled by a certified public accountant satisfactory to Lender, and, as soon as available, but in no event later than sixty (60) days after the end of each fiscal quarter, Borrower's balance sheet and profit and loss statement for the period ended, prepared and certified as correct to the best knowledge and belief by Borrower's chief financial officer or other officer or person acceptable to Lender. All financial reports required to be provided under this Agreement shall be prepared in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.
ADDITIONAL INFORMATION. Furnish such additional information and statements, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower's financial condition and business operations as Lender may request from time to time.
INSURANCE. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower's properties and operations, in form, amounts, coverages and with insurance companies reasonably acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days' prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such loss payable or other endorsements as Lender may require.
INSURANCE REPORTS. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the properties insured; (e) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and
(f) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.
OTHER AGREEMENTS. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.
LOAN PROCEEDS. Use all Loan proceeds solely for Borrower's business operations, unless specifically consented to the contrary by Lender in writing.
TAXES, CHARGES AND LIENS. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (a) the legality of the same shall be contested in good faith by appropriate proceedings, and (b) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with generally accepted accounting practices. Borrower, upon demand of Lender, will furnish to Lender evidence of payment of the assessments, taxes, charges, levies, liens and claims and will authorize the appropriate governmental official to deliver to Lender at any time a written statement of any assessments, taxes, charges, levies, liens and claims against Borrower's properties, income, or profits. PERFORMANCE. Perform and comply with all terms, conditions, and provisions set forth in this Agreement and in the Related Documents in a timely manner, and promptly notify Lender if Borrower learns of the occurrence of any event which constitutes an Event of Default under this Agreement or under any of the Related Documents.
OPERATIONS. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including without limitation, compliance with the Americans With Disabilities Act and with all minimum funding standards and other requirements of ERISA and other laws applicable to Borrower's employee benefit plans.

INSPECTION. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower's other properties and to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense.
ENVIRONMENTAL COMPLIANCE AND REPORTS. Borrower shall comply in all respects with all environmental protection federal, state and local laws, statutes, regulations and ordinances; not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty
(30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.
ADDITIONAL ASSURANCES. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

RECOVERY OF ADDITIONAL COSTS. If the imposition of or any change in any law, rule, regulation or guideline, or the interpretation or application of any thereof by any court or administrative or governmental authority (including any request or policy not having the force of law) shall impose, modify or make applicable any taxes (except U.S. federal, state or local income or franchise taxes imposed on Lender), reserve requirements, capital adequacy requirements or other obligations which would (a) increase the cost to Lender for extending or maintaining the credit facilities to which this Agreement relates, (b) reduce the amounts payable to Lender under this Agreement or the Related Documents, or
(c) reduce the rate of return on Lender's capital as a consequence of Lender's obligations with respect to the credit facilities to which this Agreement relates, then Borrower agrees to pay Lender such additional amounts as will compensate Lender therefor, within five (5) days after Lender's written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of
Lender:

INDEBTEDNESS AND LIENS. (a) Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money, including capital leases, (b) except as allowed as a Permitted Lien, sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower's assets, or
(c) sell with recourse any of Borrower's accounts, except to Lender.
CONTINUITY OF OPERATIONS. (a) Engage in any business activities substantially different than those in which Borrower is presently engaged, (b) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change ownership, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business, (c) pay any dividends on Borrower's stock (other than dividends payable in its stock), provided, however that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Borrower is a "Subchapter S Corporation" (as defined in the Internal Revenue Code of 1986, as amended), Borrower may pay cash dividends on its stock to its shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as Shareholders of a Subchapter S Corporation because of their ownership of shares of stock of Borrower, or (d) purchase or retire any of Borrower's outstanding shares or alter or amend Borrower's capital structure.
LOANS, ACQUISITIONS AND GUARANTIES. (a) Loan, invest in or advance money or assets, (b) purchase, create or acquire any interest in any other enterprise or entity, or (c) incur any obligation as surety or guarantor other than in the ordinary course of business.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if:
(a) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender, or the occurence of any event or condition which after notice or the passage of time would constitute an Event of Default; (b) Borrower or any Guarantor becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (c) there occurs a material adverse change in Borrower's financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; or (d) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor's guaranty of the Loan or any other loan with Lender.

ADDITIONAL DEFINITION. The following words shall have the following meanings when used in this Agreement:
Adjusted Net Income - The words "Adjusted Net Income" mean net income after taxes plus depreciation, amortization, rent and lease expense, and interest expense, less noncash income.

Fixed Charges - The words "Fixed Charges" mean interest expense plus rent and lease expense, current maturities of long-term debt, current maturities of capital leases, and preferred stock dividends or partners' withdrawals.
Tangible Net Worth - The words "Tangible Net Worth" mean Borrower's total assets, excluding all intangible assets (i.e. goodwill, trademarks, patents, copyrights, organizational expenses, and similar intangible items, but including leaseholds and leasehold improvements), and excluding amounts due from shareholders, less total liabilities.

ADDITIONAL AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, while this Agreement is in effect, Borrower will comply with the following covenants and ratios:
1) Times Fixed Charge Coverage Ratio. Maintain a ratio of Adjusted Net Income to Fixed Charges of 1.50 to 1.00.
2) Debt to Tangible Net Worth. Maintain a ratio of total liabilities to Tangible Net Worth of less than 1.25 to 1.00.
3) Tangible Net Worth. Maintain minimum Tangible Net Worth of $14,000,000.00, increasing to $15,000,000.00 by 06/30/96, and increasing by $1,000,000.00 per quarter thereafter.
4) Maintain quarterly profitability.

DEPOSIT ACCOUNTS. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA, Keogh, and trust accounts.

EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

DEFAULT ON INDEBTEDNESS. Failure of Borrower to make any payment when due on the Loans.
OTHER DEFAULTS. Failure of Borrower or any Grantor to comply with or to perform when due any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents, or failure of Borrower to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.
DEFAULT IN FAVOR OF THIRD PARTIES. Should Borrower or any Grantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's or any Grantor's ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.
FALSE STATEMENTS. Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower or any Grantor under this Agreement or the Related Documents is false or misleading in any material respect at the time made or furnished, or becomes false or misleading at any time thereafter. DEFECTIVE COLLATERALIZATION. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any Security Agreement to create a valid and perfected Security Interest) at any time and for any reason.
INSOLVENCY. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.
CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower, any creditor of any Grantor against any collateral securing the Indebtedness, or by any governmental agency. This includes a garnishment, attachment, or levy on or of any of Borrower's deposit accounts with Lender.
EVENTS AFFECTING GUARANTOR. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

CHANGE IN OWNERSHIP. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.
ADVERSE CHANGE. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make Loan Advances or disbursements), and, at Lender's option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

AMENDMENTS. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.
APPLICABLE LAW. THIS AGREEMENT HAS BEEN DELIVERED TO LENDER AND ACCEPTED BY LENDER IN THE STATE OF CALIFORNIA. IF THERE IS A LAWSUIT, BORROWER AGREES UPON LENDER'S REQUEST TO SUBMIT TO THE JURISDICTION OF THE COURTS OF LOS ANGELES COUNTY, THE STATE OF CALIFORNIA SUBJECT TO THE PROVISIONS ON ARBITRATION, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

ARBITRATION.

Binding Arbitration. Upon the demand of any party ("Party/Parties"), to a Document (as defined below), whether made before the institution of any judicial proceeding or not more than 60 days after service of a complaint, third party complaint, cross-claim or counterclaim or any answer thereto or any amendment to any of the above, any Dispute (as defined below) shall be resolved by binding arbitration in accordance with the terms of this arbitration program ("Arbitration Program"). A "Dispute" shall include any action, dispute, claim or controversy of any kind, whether founded in contract, tort, statutory or common law, equity, or otherwise, now existing or hereafter arising between any of the Parties arising out of, pertaining to or in connection with any agreement, document or instrument to which this Arbitration Program is attached or in which it appears or is referenced or any related agreements, documents, or instruments ("Documents"). Any Party who fails to submit to binding arbitration following a lawful demand by another Party shall bear all costs and expenses, including reasonable attorneys' fees (including those incurred in any trial, bankruptcy proceeding or on appeal), incurred by the other Party in obtaining a stay of any pending judicial proceeding and compelling arbitration of any Dispute. The Parties agree that any agreement, document or instrument which includes, attaches to or incorporates this Arbitration Program represents a transaction involving commerce as that term is used in the Federal Arbitration Act, Title 9 United States Code ("FAA"). THE PARTIES UNDERSTAND THAT BY THIS AGREEMENT THEY HAVE DECIDED THAT THEIR DISPUTES SHALL BE RESOLVED BY BINDING ARBITRATION RATHER THAN IN COURT, AND ONCE DECIDED BY ARBITRATION NO DISPUTE CAN LATER BE BROUGHT, FILED OR PURSUED IN COURT.
GOVERNING RULES. Arbitrations conducted pursuant to this Arbitration Program shall be administered by the American Arbitration Association ("AAA"), or other mutually agreeable administrator ("Administrator") in accordance with the terms of this Arbitration Program and the Commercial Arbitration Rules of the AAA. Proceedings hereunder shall be governed by the provisions of the FAA. The arbitrator(s) shall resolve all Disputes in accordance with the applicable substantive law designated in the Documents. Judgment upon any award rendered hereunder may be entered in any court having jurisdiction; provided, however, that nothing herein shall be construed to be a waiver by any Party that is a bank of the protections afforded pursuant to 12 U.S.C. 91 or any similar applicable state law.
ARBITRATOR POWERS AND QUALIFICATIONS; AWARDS. The Parties agree to select a neutral qualified arbitrator or a panel of three qualified arbitrators to resolve any Dispute hereunder. "Qualified" means a retired judge or practicing attorney, with not less than 10 years practice in commercial law, licensed to practice in the state of the applicable substantive law designated in the Documents. A Dispute in which the claims or amounts in controversy do not exceed $1,000,000, shall be decided by a single arbitrator. A single arbitrator shall have authority to render an award up to but not to exceed $1,000,000.00 including all damages of any kind whatsoever, costs, fees, attorneys' fees and expenses. Submission to a single arbitrator shall be a waiver of all Parties' claims to recover more than $1,000,000.00. A Dispute involving claims or amounts in controversy exceeding $1,000,000.00 shall be decided by a majority vote of a panel of three qualified arbitrators. All three arbitrators on the arbitration panel must actively participate in all hearings and deliberations. The arbitrator(s) shall be empowered to, at the written request of any Party in any Dispute, (a) to consolidate in a single proceeding any multiple party claims that are substantially identical or based upon the same underlying transaction;
(b) to consolidate any claims and Disputes between other Parties which arise out of or relate to the subject matter hereof, including all claims by or against borrowers, guarantors, sureties and/or owners of collateral; and (c) to administer multiple arbitration claims as class actions in accordance with Rule 23 of the Federal Rules of Civil Procedure. In any consolidated proceeding the first arbitrator(s) selected in any proceeding shall conduct the consolidated proceeding unless disqualified due to conflict of interest. The arbitrators(s) shall be empowered to resolve any dispute regarding the terms of this arbitration clause, including questions about the arbitrability of any Dispute, but shall have no power to change or alter the terms of the Arbitration Program. The prevailing Party in any Dispute shall be entitled to recover its reasonable attorneys' fees in any arbitration, and the arbitrator(s) shall have the power to award such fees. The award of the arbitrator(s) shall be in writing and shall set forth the factual and legal basis for the award.
REAL PROPERTY COLLATERAL. Notwithstanding the provisions of the preceding paragraphs concerning arbitration, no Dispute shall be submitted to arbitration without the consent of all Parties if, at the time of the proposed submission, such Dispute arises from or relates to an obligation which is secured directly or indirectly and in whole or in part by real property collateral. If all Parties do not consent to submission of such a Dispute to arbitration, the Dispute shall be determined as provided in the paragraph below entitled "Judicial Reference".
JUDICIAL REFERENCE. At the request of any Party, a Dispute which is not submitted to arbitration as provided and limited in the preceding paragraphs concerning arbitration shall be determined by a reference in accordance with California Code of Civil Procedure Section 638 et seq. If such an election is made, the Parties shall designate to the court a referee or referees selected under the auspices of the AAA, unless otherwise agreed to in writing by all parties. With respect to a Dispute in which the amounts in controversy do not exceed $1,000,000, a single referee shall be chosen and shall resolve the Dispute. The referee shall have authority to render an award up to but not to exceed $1,000,000, including all damages of any kind whatsoever, including costs, fees and expenses. A Dispute involving amounts in controversy exceeding $1,000,000 shall be decided by a majority vote of a panel of three referees (a "Referee Panel"), PROVIDED, HOWEVER, that all three referees on the Referee Panel must actively participate in all hearings and deliberations. Referees, including any Referee Panel, may grant any remedy of relief deemed just and equitable and within the scope of this Arbitration Program and may also grant such ancillary relief as is necessary to make effective any award. The presiding referee of the Referee Panel, or the referee if there is a single referee, shall be a retired judge. Judgment upon the award rendered by such referee(s) shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645. Determinations and awards by a referee or Referee Panel shall be binding on all Parties and shall not be subject to further review or appeal except as allowed by applicable law.
PRESERVATION OF REMEDIES. No provision of, nor the excise of any rights under, this Arbitration Program shall limit the right of any Party to: (a) foreclose against and/or sale of any real or personal property collateral or other security, or obtain a personal or deficiency award; (b) exercise self-help remedies (including repossession and setoff rights); or (c) obtain provisional or ancillary remedies such as injunctive relief, sequestration, attachment, replevin, garnishment, or the appointment of a receiver from a court having jurisdiction. Such rights can be exercised at any time except to the extent such action is contrary to a final award or decision in any arbitration proceeding. The institution and maintenance of an action as described above shall not constitute a waiver of the right of any Party to submit the Dispute to arbitration, nor render inapplicable the compulsory exercise of any self-help, auxiliary or other rights under this paragraph shall be a Dispute hereunder. MISCELLANEOUS. All statutes of limitation applicable to any Dispute shall apply to any proceeding in accordance with this Arbitration Program. The Parties agree, to the maximum extent practicable, to take any action necessary to conclude an arbitration hereunder within 180 days of the filing of a Dispute with the Administrator. The arbitrator(s) shall be empowered to impose sanctions for any Party's failure to proceed within the times established herein. Arbitrations shall be conducted in the state of the applicable substantive law designated in the Documents. The provisions of this Arbitration Program shall survive an termination, amendment, or expiration hereof or of the Documents unless the Parties otherwise expressly agree in writing. Each Party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the Parties or as required by applicable law or regulation. If any provision of this Arbitration Program is declared invalid by any court, the remaining provisions shall not be affected thereby and shall remain fully enforceable.

CAPTION HEADINGS. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

MULTIPLE PARTIES; CORPORATE AUTHORITY. All obligations of Borrower under this Agreement shall be joint and several, and all references to Borrower shall mean each and every Borrower. This means that each of the Borrowers signing below is responsible for ALL obligations in this Agreement.

CONSENT TO LOAN PARTICIPATION. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loans to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy it may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loans and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loans irrespective of the failure or insolvency of any holder of any interest in the Loans. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

COSTS AND EXPENSES. Borrower agrees to pay upon demand all of Lender's allocated costs of in-house counsel and expenses, including without limitation attorneys' fees, incurred in connection with the preparation, execution, enforcement, modification and collection of this Agreement or in connection with the Loans made pursuant to this Agreement. Lender may pay someone else to help collect the Loans and to enforce this Agreement, and Borrower will pay that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law.

NOTICES. All notices required to be given under this Agreement shall be given in writing, may be sent by telefacsimilie, and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Borrower, notice to any Borrower will constitute notice to all Borrowers. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address(es).

SEVERABILITY. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

SUBSIDIARIES AND AFFILIATES OF BORROWER. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word "Borrower" as used herein shall include all subsidiaries and affiliates of Borrower. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any subsidiary or affiliate of Borrower.

SUCCESSORS AND ASSIGNS. All covenants and agreements contained by or on behalf of Borrower shall bind its successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower shall not, however, have the right to assign its rights under this Agreement or any interest therein, without the prior written consent of Lender.

SURVIVAL. All warranties, representations, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement shall be considered to have been relied upon by Lender and will survive the making of the Loan and delivery to Lender of the Related Documents, regardless of any investigation made by Lender or on Lender's behalf.

TIME IS OF THE ESSENCE. Time is of the essence in the performance of this Agreement.

WAIVER. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any obligations of Borrower or of any Grantor as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of Lender.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT, AND BORROWER AGREES TO ITS TERMS. THIS AGREEMENT IS DATED AS OF MARCH 29, 1996.

BORROWER:
TELETECH TELECOMMUNICATIONS, INC., TELETECH TELESERVICES, INC., AND TELETECH HOLDINGS, INC.


X /s/ Steven B. Coburn
 -----------------------------------------------------------
         AUTHORIZED OFFICER

X /s/ Steven B. Coburn
 -----------------------------------------------------------
         AUTHORIZED OFFICER

X /s/ Steven B. Coburn
 -----------------------------------------------------------
         AUTHORIZED OFFICER


LENDER:
FIRST INTERSTATE BANK OF CALIFORNIA

BY: /s/ Nancy Martorano
   ----------------------------------------------------------
         AUTHORIZED OFFICER

                         ADDENDUM TO BUSINESS LOAN AGREEMENT


    This Addendum to Business Loan Agreement ("Addendum") is entered into as of ______, 1996, between First Interstate Bank of California ("Bank") and Teletech Telecommunications, Inc., Teletech Teleservices, Inc. and Teletech Holding, Inc. ("Borrower"), and shall be attached to that certain Business Loan Agreement dated as of _______, 1996, between Bank and Borrower ("Agreement").

    The Agreement is hereby amended, and the parties hereto agree, as follows (except as otherwise defined herein, all capitalized terms used herein shall have the meanings as defined in the Agreement):

    1.  In the introductory paragraph of the Agreement, on page 1 thereof
(which paragraph begins "This Business Loan Agreement"), subdivision (b) shall be deemed deleted and subdivision (c) shall be deemed re-lettered as subdivision
(b).

    2. The parties hereto acknowledge and agree that notwithstanding the inclusion of a definition of "Collateral" in the Agreement and the statement therein that "Collateral means and includes without limitation all property and assets granted as collateral security for a Loan," Bank has required Borrower to furnish Bank with Collateral only as security for the indebtedness of Borrower to Bank arising under or in connection with Borrower's lease facility.

    3. The parties hereto acknowledge and agree that notwithstanding the inclusion of a definition of "Guarantor" in the Agreement, Bank has not required any third party to guarantee the Indebtedness of Borrower to Bank in connection with any of the Loans.

    4. The word "reasonable" shall be deemed inserted in the following places in the Agreement:

         (a) On page 2, in the paragraph titled "Payment of Fees and Expenses," after the words "shall have paid to Lender all" and before the words "fees, charges."

         (b) On page 3, in the paragraph titled "Insurance Reports," after the words "Furnish to Lender, upon" and before the words "request of Lender."

         (c) On page 6, in the paragraph titled "Costs and Expenses," after the words "all of Lender's" and before the words "allocated costs."
         (d) On page 6, in the paragraph titled "Costs and Expenses," after the words "applicable law, Lender's" and before the words "attorneys' fees."

    5. The word "reasonably" shall be deemed inserted in the following places in the Agreement:

         (a) On page 3, in the paragraph titled "Financial Statements," after the words "as soon as" and before the words "available," in the first and third lines of that paragraph.

         (b) On page 3, in the paragraph titled "Additional Information," after the words "as Lender may" and before the words "request from time to time."

         (c) On page 3, in the paragraph titled "Insurance," after the words "as Lender may" and before the words "require with respect to."

    6. On page 2, the paragraph titled "Organization" shall be deemed deleted and replaced by the following: "Organization. Borrower is a corporation which is duly organized, validly existing and in good standing under the laws of the state of Borrower's incorporation, and is qualified or licensed to do business and is in good standing as a foreign corporation, if applicable, in all jurisdictions in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower. Borrower has the full power and authority to own its properties and to transact the businesses in which it is presently engaged or presently proposes to engage."

    7. On page 2, the paragraph titled "Legal Effect" shall be deemed deleted and replaced by the following: "Legal Effect. This Agreement constitutes, and any instrument or agreement required hereunder to be given by Borrower when delivered will constitute, legal, valid and biding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be affected by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and except as the availability of certain equitable remedies may be limited by certain equitable principles of general applicability."

    8. On page 2, the paragraph titled "Payment of Fees and Expenses" shall be deemed amended by deleting the period at the end thereof and inserting thereat the following: ", subject to such limitations thereon as may be specified in this Agreement or any such Related Document."

    9. On page 2, in the paragraph titled "Litigation and Claims" the following shall be deemed inserted after the words "is pending or threatened" and before the words "and no other event": "which may materially adversely affect Borrower's financial condition or properties,".

    10. On page 3, the paragraph titled "Location of Borrower's Offices and Records," is amended by deleting "2130 Hollywood Way, Burbank, CA 91504" and replacing such address with "1700 Lincoln Street, 14th Floor, Denver, Colorado 80203."

    11. On page 4, in the paragraph titled "Operations," the word "key" shall be deemed inserted after the word "present" in the first line of that paragraph and again after the words "change in" in the second line thereof.

    12. On page 4, in the paragraph titled "Indebtedness and Liens," the following shall be deemed inserted after the words "contemplated by this Agreement" and before the words "create, incur": "and purchase money indebtedness incurred to finance the purchase of equipment,".

    13. On page 4, the paragraph titled "Continuity of Operations" shall be deleted and replaced by the following: "Continuity of Operations. (a) Engage in any business activities substantially different than those in which Borrower is presently engaged, or (b) cease operations, liquidate, merge or consolidate with any other entity, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business."

    14. On page 4, after the paragraph titled "Loans, Acquisition and Guaranties," the following paragraphs shall be deemed inserted as additional negative covenants:

         "Operating Leases and Capital Expenditures. Incur operating lease expense and make investments in fixed assets in any fiscal year in excess of an aggregate of $15,000,000 for all such lease expenses and fixed asset investments combined (for the purposes of this paragraph, capital leases shall be excluded).

         Capital Leases. Make investments in capital leases in any fiscal year in excess of an aggregate of $15,000,000."

    15. On page 5, the paragraph titled "Deposit Accounts" shall be deemed deleted.

    16. On page 5, the paragraph titled "Other Defaults" shall be deemed amended by deleting the period at the end thereof and inserting thereat the following: "; provided, however, that in the case of such a failure under this Agreement or any Related Document which by its nature can be cured, but which is not a failure to make any payment when due or a breach of any representation or warranty, such failure continues for a period of twenty (20) days from its occurrence (the parties hereto acknowledge that during such cure period, Lender may decline to make new extensions of credit to Borrower); provided, further, however, that in the case of such a failure under any agreement between Lender and Borrower other than this Agreement or any Related Document, which by its nature can be cured, but which is not a failure to make any payment when due or a breach of any representation or warranty, such failure is not cured within any applicable cure period (the parties hereto acknowledge that during such cure period, Lender may decline to make new extensions of credit to Borrower)."

    17. On page 5, the paragraph titled "Default in Favor of Third Parties" shall be amended by deleting the period at the end thereof and inserting thereat the following: "; provided, however, that in any such case, any cure period applicable thereto has expired (the parties hereto acknowledge that during such cure period, Lender may decline to make new extensions of credit to Borrower)."

    18. On page 5, the paragraph titled "Change in Ownership" shall be deemed deleted.

    19. On page 5, the paragraph titled "Adverse Change" shall be deemed deleted and replaced by the following: "Impairment of Prospect of Payment or Performance. There shall occur an event or condition which Lender believes in good faith impairs the prospect of payment or performance of the Indebtedness and Borrower fails to cure such impairment within twenty (20) days after notice thereof from Lender."

    20. On page 6, the paragraph titled "Consent to Loan Participation" shall be deemed amended as follows: In the fourth line thereof, the words "and Borrower hereby waives any rights to privacy it may have with respect to such matters," shall be deemed deleted and replaced by the words "; provided, however, that such purchaser shall furnish Lender with a reasonable confidentiality agreement."

    21. On page 6, the paragraph titled "Costs and Expenses" shall be deemed amended by deleting the period at the end of the second sentence of that paragraph (which sentence begins "Lender may pay") and inserting thereat the following: "; provided, however, that in the event Lender retains outside counsel to so collect or enforce the Loans, then Borrower shall only be obligated hereunder to reimburse Lender for the reasonable costs and expenses of such outside counsel, including without limitation reasonable attorneys' fees."

    22. Bank and Borrower are concurrently herewith changing certain of the terms and provisions of that certain promissory note dated April 12, 1995, executed by Borrower in favor of Bank, in the original principal amount of $5,000,000.00 ("Line of Credit Note"). Among other things, the maximum amount of the Line of Credit Note is being increased from $5,000,000.00 to $15,000,000.00. The parties hereto agree that the following paragraph shall be deemed inserted into the Line of Credit Note at the end of the first paragraph thereof:

    "This Note shall evidence cash advances to Borrower made hereunder plus the amount of letters of credit issued by Bank on behalf of Borrower (collectively, "Letters of Credit" and individually, "Letter of Credit"). Bank is not obligated to advance funds or issue Letters of Credit hereunder if the resulting total outstanding amount of (i) cash advances made hereunder, and (ii) the amount of all Letters of Credit issued hereunder (whether or not such Letters of Credit have been drawn under and funded and including the unreimbursed amount of any drafts paid by Bank under any Letter of Credit) would exceed the Revolving Commitment. However, in the event such advances and Letter of Credit amounts exceed the amount of this Note, such sums shall be deemed validly advanced hereunder or evidenced by this Note, as if the principal amount of this Note had been increased to accommodate such amounts, and such sums shall be considered to be a part of the indebtedness evidenced by this Note for all purposes and shall be secured by any applicable security instruments and guaranties as if such instruments had been amended to accommodate and include such amounts. Bank reserves the right to require immediate repayment of amounts in excess of the above stated principal amount of this Note plus unpaid accrued interest on such amounts, and such actions shall not constitute a waiver of any rights of Bank under this Note or any related loan documents. Borrower irrevocably authorizes Bank to make advances hereunder from time to time equal to the amount of each draft presented to Bank under various Letters of Credit. Notwithstanding anything to the contrary, no interest will be charged or accrue on any amount(s) of this Note prior to the actual advance of such amounts. Provisions of this Note relating to Letters of Credit shall not be construed to obligate Bank to issue Letters of Credit for Borrower; Bank reserves the right to approve or deny any Application for Letter of Credit in its sole discretion. In the event any draft for an advance under a Letter of Credit is funded subsequent to the final payment date of this Note, Bank may pay any such amount by means of an advance under this Note, and Borrower agrees to repay any and all such advances immediately after each such advance occurs, with interest accruing on the amount of such advance until paid in accordance with this Note (including any applicable default rate of interest). If for any reason the amount of any such advance plus accrued interest is not promptly repaid when due, Bank may defer collecting said sum without waiving any of its rights, and may require repayment of said sum plus accrued interest at any subsequent time at Bank's discretion."

    23. Except as expressly provided herein, all terms and provisions of the Agreement shall continue in full force and effect, without waiver or modification.

    IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date and year stated above.


TELETECH TELECOMMUNICATIONS, INC.

By: /s/ Steven B. Coburn
    --------------------

Title:
       -----------------


TELETECH TELESERVICES, INC.

By: /s/ Steven B. Coburn
    --------------------

Title:
       -----------------


TELETECH HOLDINGS, INC.

By: /s/ Steven B. Coburn
    --------------------

Title:
       -----------------


FIRST INTERSTATE BANK OF CALIFORNIA

By: /s/ Nancy Martorano
    --------------------

Title:
       -----------------


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